Exhibit 10.2


                           RESTRICTED STOCK GRANT AGREEMENT (this "Agreement")
                  dated as of July 14, 2004 (the "Effective Date"), between MILLENNIUM CELL INC., a Delaware corporation (the "Company"), and H. DAVID RAMM, an individual residing at 35 West Terrace Drive, Houston, Texas 77007-7040 ("Grantee").

                  WHEREAS, Grantee and the Company are parties to that certain Employment Agreement dated as of the date hereof (the "Employment Agreement");

                  WHEREAS, the Company recognizes the contributions that Grantee will make to the Company's development in his role as President and Chief Executive Officer of the Company; and

                  WHEREAS, in order to reward Grantee for his efforts, the Company has agreed, pursuant to the Employment Agreement, to grant to Grantee one hundred thousand (100,000) restricted shares (the "Restricted Shares") of the common stock, par value $.001 per share, of the Company (the "Common Stock"), subject to the terms, conditions and restrictions set forth in this Agreement and in the Employment Agreement.

                  NOW, THEREFORE, in consideration of the above premises and the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                  1. Grant of Restricted Shares. Subject to the terms, conditions and restrictions set forth in this Agreement and in the Employment Agreement, the Company hereby grants to Grantee one hundred thousand (100,000) Restricted Shares of Common Stock.

                  2. Vesting Schedule. The Restricted Shares awarded to Grantee shall vest in full on September 18, 2004, or, if earlier, upon the termination of Grantee's employment with the Company for any reason (including, but not limited to, for death or disability) other than a termination by the Company for Cause or Grantee's resignation of employment. For purposes of this Agreement, Grantee may be terminated for cause if Grantee: (i) is convicted of, or pleads guilty or nolo contendere, to a felony or (ii) engages in willful gross neglect or willful gross misconduct in carrying out his duties under the Employment Agreement, resulting, in either case, in material economic harm to the Company.

                  3. Restrictions on Transfer. Grantee agrees that, in addition to any restrictions on transfer that may be imposed under applicable state and federal securities laws, the Restricted Shares shall be subject to the following restrictions on transfer:

                  (a) Grantee shall not, without the prior written consent of the Company, offer, transfer, sell, pledge, assign, hypothecate or otherwise encumber or dispose of any unvested Restricted Shares.

                  (b) Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Restricted Shares contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Restricted Shares, shall be null and void and without any force or effect.

                  4. Cancellation of Restricted Shares. Upon a termination of the Employment Agreement by the Company for Cause or the resignation of employment by Grantee, any unvested Restricted Shares shall automatically be cancelled without any further action on behalf of the Company or Grantee.

                  5. Dividends. If and when the Company shall declare any dividend or distribution on the Common Stock, Grantee shall be entitled to receive all cash, securities, proceeds or assets of any kind in connection with such dividend or distribution with respect to his vested and unvested Restricted Shares, if any.

                  6. Stock Certificates.

                  (a) Custody of Certificates. The Company shall hold the certificate(s) evidencing the Restricted Shares in its custody until they have vested, and as a condition to the granting of the Restricted Shares, Grantee shall deliver a stock power, substantially in the form attached hereto as Exhibit A-1, endorsed in blank, relating to the Restricted Shares.

                  (b) Stock Legends. The share certificates evidencing the Restricted Shares, both prior to and after the vesting thereof, shall have endorsed upon them in bold-faced type the following legends (in addition to any legend(s) required under applicable state or federal securities laws):

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND CANCELLATION AS SET FORTH IN A RESTRICTED STOCK GRANT AGREEMENT DATED AS OF July 14, 2004, BETWEEN MILLENIUM CELL INC. (THE "CORPORATION"), AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION.

                  7. Representations and Warranties. Grantee represents to the Company that:

(a) Grantee has relied solely upon the information, if any, requested of the Company and upon his own due diligence in making the decision to acquire the Restricted Shares. To the extent necessary, Grantee has retained, at his own expense, and relied upon the advice of, appropriate professionals regarding the investment, tax and legal merits and consequences of the purchase of the Restricted Shares.

(b) Grantee acknowledges that the Restricted Shares have been registered under the Act on a Registration Statement on Form S-8, and accordingly, subject to the terms, conditions and limitations of this Agreement, the Restricted Shares may only be transferred or otherwise disposed of pursuant to (i) such Form S-8 upon delivery of a resale prospectus to the recipient of the Restricted Shares, as long as Grantee is an affiliate of the Company, and (ii) an effective registration statement under the Act or (iii) pursuant to an exemption from registration under the Act.

(c) Grantee acknowledges that the transfer of the Restricted Shares is restricted by the terms of this Agreement, and Grantee must therefore hold the Restricted Shares indefinitely unless a subsequent disposition of the Restricted Shares is permitted under the terms of this Agreement.

(d) Grantee acknowledges that, given the restrictions on transfer acknowledged above, he is able to bear the economic risk of holding the Restricted Shares for an indefinite period of time and can afford a complete loss of the value of the Restricted Shares.

(e) Grantee agrees and acknowledges that the Company may, if it so desires and subject to Section 3, permit the transfer of the Restricted Shares out of Grantee's name only when Grantee's request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company and its counsel that neither the sale nor the proposed transfer results in a violation of the Act or any state securities or "blue sky" laws (collectively, "Securities Laws"). Grantee agrees to hold the Company and its directors, officers, agents and controlling persons and their respective heirs, representatives, successors and assigns harmless and to indemnify them from and against all liabilities, costs and expenses incurred by them as a result of any misrepresentation made by Grantee contained herein or any sale or distribution by Grantee in violation of the Securities Laws.

(f) Grantee represents that the receipt of the Restricted Shares by Grantee will not result in the violation by Grantee of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which Grantee is bound, including, without limitation, United States laws and other laws that may be applicable to Grantee and will not conflict with, or result in a material breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a material default under, any material lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which Grantee is a party or by which Grantee is bound or to which Grantee's material properties or assets is subject, nor result in the creation or imposition of any lien upon any of the material properties or assets of Grantee.

(g) Grantee acknowledges and agrees that this Agreement is not a contract of employment and that nothing in this Agreement shall confer upon Grantee any right with respect to continuation of service to or employment by the Company, nor shall it interfere in any way with his right or the Company's right to terminate his service to or employment by the Company at any time, with or without cause.

(h) Grantee hereby accepts this Agreement subject to all of the terms and provisions hereof. Grantee has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of this Agreement.

(i) Grantee acknowledges that the Company and its counsel are entitled to rely on the representations made above.

                  8. Tax and Financial Consequences. Grantee has reviewed with Grantee's own tax and financial advisors the federal, state, local and foreign tax consequences of this Agreement. Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Grantee understands that Grantee (and not the Company) shall be responsible for Grantee's own tax liability that may arise as result of the transactions contemplated by this Agreement. Grantee understands that Section 83 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), taxes as ordinary income the fair market value, as defined by the Code, of the Restricted Shares as of the date they become "substantially vested" within the meaning of Section 1.83-3(b) of the regulations promulgated pursuant to Section 83 of the Code. Grantee understands that Grantee may elect to be taxed at the time the Restricted Shares are granted, rather than at the time, if any, that they become substantially vested, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within 30 days from the date of grant.

                  GRANTEE ACKNOWLEDGES THAT IT IS GRANTEE'S SOLE RESPONSIBILITY AND NOT THE COMPANY'S TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF GRANTEE REQUESTS THE COMPANY, OR ITS REPRESENTATIVES, TO MAKE THIS FILING ON GRANTEE'S BEHALF.

                  9. Consent of Spouse. As a further condition to the Company's obligations under this Agreement, the Company may require the spouse of Grantee, if any, to execute and deliver to the Company the Consent of Spouse attached hereto as Exhibit A-2.

                  10. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company at 1 Industrial Way West, Eatontown, New Jersey [GRAPHIC OMITTED]07724, Fax: 732-542-4010, Attention: Chairman of the Board, or to such other address as shall be provided in writing to Grantee. Any notice required to be given or delivered to Grantee shall be in writing and addressed to the most recent address of Grantee, as set forth in the books and records of the Company. All notices shall be deemed effective upon personal delivery against receipt therefor; one day after being sent by Federal Express or similar overnight delivery; or three days after being mailed registered or certified mail, postage prepaid, and properly addressed to the party to be notified.

                  11. Entire Agreement. This Agreement and the Employment Agreement contain the entire understanding between the parties concerning the subject matter contained in herein and therein. There are no representations, agreements, arrangements or understandings, oral or written, between the parties hereto, relating to the subject matter of this Agreement and the Employment Agreement, that are not fully expressed herein or therein.

                  12. Counterparts. This Agreement may be signed in one or more counterparts, all of which shall be considered one and the same agreement.

                  13. Further Assurances. Each party to this Agreement agrees to perform all further acts and to execute and deliver all further documents as may be reasonably necessary to carry out the intent of this Agreement.

                  14. Severability. If any provision of this Agreement or any other agreement or document delivered in connection with this Agreement, if any, are held to be partially or completely invalid or unenforceable in any jurisdiction, then such unenforceable provisions shall be automatically replaced by a provision as similar in terms as may be valid and enforceable in that jurisdiction, but the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement, all of which shall be construed and enforced as if that invalid or unenforceable provision were omitted, nor shall the invalidity or unenforceability of that provision in one jurisdiction affect its validity or enforceability in any other jurisdiction.

                  15. Construction. Whenever used in this Agreement, the singular number will include the plural, and the plural number will include the singular, and the masculine or neuter gender shall include the masculine, feminine or neuter gender. The headings of the Sections of this Agreement have been inserted for purposes of convenience and shall not be used for interpretive purposes.

                  16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws principles of such State.

                  17. Submission to Jurisdiction. Any and all suits, legal actions or proceedings against any party hereto arising out of this Agreement shall be brought in any United States federal court sitting in the State of New York or any other court of appropriate jurisdiction sitting in the State of New York, as the party bringing such suit may elect in its sole discretion, and each party hereby submits to and accepts the exclusive jurisdiction of such courts for the purpose of such suit, legal action or proceeding, each party hereto waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail. Each party hereto hereby irrevocably waives any objection which it may now hereafter have to the laying of venue of such suit, legal action or proceeding in any such court and hereby further waives any claim that any such suit, legal action or proceeding brought in any such court has been brought in an inconvenient forum.

                  18. Successors. The rights and obligations of the Company under this Agreement shall be transferable to any successor thereto. The rights and obligations of Grantee under this Agreement may only be assigned with the prior written consent of the Company.

                  19. Amendment. This Agreement may only be amended by the written consent of the parties to this Agreement at the time of such amendment.

                  20. No Waiver. Either party's failure to enforce any of the provisions of this Agreement shall not in any way be construed as a waiver of any such provision, nor prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted both parties hereunder are cumulative and shall not constitute a waiver of either party's right to assert any other available legal remedy.

                  IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first set forth above.

           MILLENNIUM CELL INC.


           By:  /s/G. Chris Andersen
                ----------------------------------------
                Name:  G. Chris Andersen
                Title: Chairman of the Board


                /s/H. David Ramm
                -----------------------------------------
                H. David Ramm

                                                                  EXHIBIT A-1

                                   STOCK POWER


                               ASSIGNMENT SEPARATE
                                FROM CERTIFICATE



         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________, one hundred thousand (100,000) restricted shares of Common Stock of MILLENIUM CELL INC. standing in the undersigned's name on the books of said Company, represented by the within Certificate No. ___, and hereby irrevocably constitutes and appoints _______________________ attorney to transfer the said shares on the books of the within named Company with full power of substitution in the premises.


   Dated: __________________, 2004


                                        -----------------------------
                                        H. David Ramm

                                                                   EXHIBIT A-2

                                CONSENT OF SPOUSE


                  I, _____________________, spouse of H. David Ramm, have read and approve the foregoing Restricted Stock Grant Agreement (the "Agreement"). In consideration of the grant by Millennium Cell Inc. (the "Company"), to my spouse of the restricted shares (the "Restricted Shares") of common stock, par value $.001 per share, of the Company, as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any right under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or the Restricted Shares issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the Agreement.

Dated: ________________, 2004



                                          -------------------------------
                                           Signature of Spouse